Exhibit 3(b)

                                     BYLAWS

                                       OF

                             FIRST FINANCIAL BANCORP
                            A California corporation
                       (as amended through March 25, 2004)


                               Article I. Offices

Section 1.01. Principal Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or without the State of California. If the principal executive office is located outside this State, and the Corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

Section 1.02. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                            Article II. Shareholders

Section 2.01. Place of Meetings. Meetings of shareholders shall be held at any place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal office of the Corporation.

Section 2.02. Annual Meetings; Shareholder Proposals. Annual meetings of shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may properly come before such meetings may be held at such time, date and places as the Board of Directors shall determine.

No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.02 and on the record date for the determination of shareholders of record entitled to vote at the annual meeting and (ii) who timely complies with the notice procedures and form of notice set forth in this Section 2.02.

To be timely, a shareholder's notice must be given to the Secretary of the Corporation and must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after the anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders.

To be in proper form, a shareholder's notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for documenting the business at the annual meeting, (ii) the name and record address of the shareholder, (iii) the number of shares of capital stock of the Corporation which are owned beneficially or of record by each shareholder, (iv) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.04. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the business shall not be transacted.

Any shareholder proposal submitted for inclusion in the Corporation's proxy statement must comply with the Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Section 2.03. Special Meetings. Special meetings of the shareholders may be called at any time, for any purpose or purposes whatsoever, by the President, by the Chairman of the Board, by the Secretary, by the Board of Directors or by one or more shareholders holding not less than ten percent (10%) of the voting shares of the Corporation.

Section 2.04.  Notice of Meetings.

(A) Written notice of all meetings of the shareholders shall be given to each shareholder entitled to vote by the Secretary or by any Assistant-Secretary, or by any other person whom the Board of Directors may charge with that duty. Such notice shall be given, either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with these Bylaws executed by the Secretary, Assistant Secretary or any transfer agent shall be prima facie evidence of the giving of the notice or report. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand at the principal executive office of the Corporation for a period of one year from the date of giving of the notice or report to all other shareholders.

(B) All notices shall be given not fewer than ten (10) (or, if the Corporation's outstanding shares are held of record by 500 or more persons, determined as provided in Section 605 of the California General Corporation Law, on the record date for the shareholders meeting and the

Corporation chooses to send such notice by third class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, the date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters that the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. A notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

(C) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

                  (1) a proposal to approve a contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more directors has a material financial interest;

                  (2) proposal to amend the Articles of Incorporation;

                  (3) a proposal regarding a reorganization, merger or consolidation involving the Corporation;

                  (4) a proposal to wind up and dissolve the Corporation;

                  (5) a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

Subject to the foregoing limitations any proper matter may be presented at the meeting for action by shareholders.


Section 2.05. Nominations for Directors. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

To be timely, a shareholder's notice must be given to the Secretary of the Corporation and must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders.

Such notification must contain the following information to the extent known to the notifying shareholder: (1) the name and address of each proposed nominee;
(2) the principal occupation of each proposed nominee; (3) the number of shares of capital stock of the Corporation owned by each proposed nominee; (4) the name and residence address of the notifying shareholder; (5) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (6) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions, (7) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt, (8) a description of all arrangements or understandings between the notifying shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the notifying shareholder,
(9) any other information relating to the proposed nominee and the notifying shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (10) a statement regarding the nominee's compliance with Section 3.15 of these Bylaws. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of this Section 2.05 and of Section 3.15 of these Bylaws will be provided to any shareholder upon receipt of a written request therefor, addressed to the President of the Corporation.

Section 2.06.  Quorum.

         (A) The presence in person or by proxy of the persons entitled to vote a majority of the voting shares of the Corporation at any meeting shall constitute a quorum for the transaction of business.

         (B) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         (C) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).

Section 2.07. Adjourned Meeting and Notice Thereof. Any shareholder's meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.06 of these Bylaws. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken except that, when any meeting is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat. At the adjourned meeting the Corporation may transact any business which could have been transacted at the original meeting.


Section 2.08.  Voting at Meetings.

(A) The shareholders entitled to notice of any meeting or to vote at any such meeting shall be the persons in whose names shares stand on the stock records of the Corporation on the record date determined in accordance with Section 2.09 of these Bylaws.

(B) Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law and to the following provisions:

(1) subject to clause (9), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of the shares into the holder's name;

                  (2) subject to clause (9), shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of them into the trustee's name.

                  (3) shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed;

                  (4) subject to the provisions of Section 705 of the California General Corporation Law, and of Section 2.10 of these Bylaws, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred;

                  (5) shares standing in the name of a minor may be voted, and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to the Corporation;

                  (6) if authorized to vote the shares by the power of attorney by which the attorney-in-fact was appointed, shares held by or under the control of an attorney-in-fact may be voted and the Corporation may treat all rights incident thereto as exercisable by the attorney-in-fact, in person or by proxy, without the transfer of the shares into the name of the attorney-in-fact.

                  (7) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the Bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice-president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice-president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown;

                  (8) shares of the Corporation owned by any subsidiary of the Corporation shall not be entitled to vote on any matter;

                  (9) shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary of the Corporation, shall not be entitled to vote on any matter, except (a) to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares; and (b) where there are one or more cotrustees who are not affected by the prohibition of this subdivision, in which case the shares may be voted by the cotrustees as if it or they are the sole trustee.

                  (10) if shares stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                           (a) if only one votes, such act binds all;

                           (b) if more than one vote, the act of the
                               majority so voting binds all;

                           (c) if more than one vote, but the vote is
                               evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of the above shall be a majority or even split in interest.

         (C) Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are normally entitled (except for this Section 2.08 (C) as to cumulative voting), or distribute his or her votes on the same principle among as many candidates as he or she thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' name(s) have been placed in nomination before the voting and the shareholder has given notice, at the meeting and before the voting, of his or her intention to cumulate his or her votes. If any one shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination.

         (D) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

         (E) Voting Rights. Except as provided in the Articles of Incorporation or these Bylaws or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.


Section 2.09.  Record Date.

         (A) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of the shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) nor fewer than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of, and to vote at, the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date or the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

         (B) If the Board of Directors does not fix a record date, then the record date for determining which shareholders are entitled to notice of, or to vote at, a meeting of the shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than those set forth in this Section and Section 2.13 of these Bylaws shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or on the sixtieth (60) day before the date of such other action, whichever is later.

Section 2.10.  Proxies.

         (A) Every person entitled to vote shall have the right to do so either in person or by no more than two agents, who shall be natural persons, authorized by a written proxy executed by such a person or his or her duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it before the vote pursuant thereto, except as otherwise provided in this Section 2.10 or by law. Revocation may be affected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the maker. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmarked date on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of the death or incapacity is received by the Corporation.

         (B) Except when other provision shall have been made by written agreement between the parties, the record-holder of shares held by a pledgee or otherwise as security or belonging to another shall issue to the pledgor or to the owner of such shares, upon demand therefor, and payment of necessary expenses thereof, a proxy to vote or take other action.

         (C) A proxy stating that it is irrevocable is irrevocable for the period specified therein (notwithstanding Subsection B) when it is held by any of the following or a nominee of any of the following:

                  (1) a pledgee;

                  (2) a person who has bought or agreed to buy or holds an option to buy the shares or a person who has sold a portion of such person's shares in the Corporation to the maker of the proxy;

                  (3) a creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit;

                  (4) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

                  (5) a person designated by or under certain voting agreements or voting trusts as provided in the California General Corporation law; or

                  (6) a beneficiary of a trust with respect to shares held by the trust.

         (D) Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or the agreement to buy is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the shareholder is paid, or the period of employment provided for in the contract of employment has terminated.

         (E) The proxy solicited by management for any annual meeting of shareholders shall confer discretionary authority upon management's proxy holders to vote with respect to any shareholder proposal offered at such meeting, the proponent of which has not notified the corporation, within the time period specified by Section 2.02 of these Bylaws, of his or her intention to present such proposal at the annual meeting. Specific reference to such voting authority shall be made in management's proxy statement for each annual meeting.


Section 2.11.  Inspectors of Election.

         (A) In advance of any meeting of the shareholders, the Board of Directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If the Board of Directors does not appoint inspectors of election or if any persons so appointed fail to appear or refuse to act, then the Chairman of any such meeting may, and on the request of any shareholder or the shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

         (B) The inspectors of election, impartially, in good faith, to the best of their ability, and as expeditiously as is practical, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting or of any shareholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 2.12.  Shareholders' Right to Inspect Corporate Records.

         (A) A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation, or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the U.S. Securities and Exchange Commission relating to the election of directors of the Corporation, shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' advance written demand upon the Corporation or (ii) obtain from the transfer agent for the Corporation, upon five business days' advance written notice and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder after the date of demand.

         (B) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

         (C) The accounting books and records and minutes of proceedings of the shareholders, Board and committees of the Board of the Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         (D) Any inspection and copying under this Section 2.12 may be made in person or by an agent or attorney.

Section 2.13. Inspection of Bylaws. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws, as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.





                             Article III. Directors

Section 3.01. Powers. Subject to any limitations in the Articles of Incorporation, of these Bylaws, and of the California General Corporation Law relating to action required to be approved by the shareholders or the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised by, or under the direction, of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to the management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Section 3.02. Number of Directors. The Corporation shall have not less than eight (8) nor more than fifteen (15) directors, the exact number to be determined from time to time by resolution adopted by the Board of Directors, and such exact number shall be thirteen (13) until otherwise determined by resolution of the Board of Directors, provided, however, that before the issuance of any shares, or so long as the Corporation has two shareholders, the number may be two. A Bylaw specifying or changing a fixed number of directors to a variable board, or vice versa, may only be adopted by the vote of the holders of not less than two-thirds (2/3) the total voting power of all outstanding shares of voting stock of the Corporation, provided, however, that a Bylaw reducing the fixed number, or the minimum number, of directors to a number smaller than five (5) shall not be adopted if the votes cast against its adoption at a meeting of shareholders are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his or her term of office.

Section 3.03. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, then the directors may be elected at a special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 3.04.  Vacancies.

         (A) A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         (B) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of the directors in office at a meeting of the Board of Directors, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders. The term of office of any director not elected by the shareholders shall terminate upon the election of a successor.

         (C) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

         (D) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, then a successor may be elected to take office when the resignation becomes effective.

Section 3.05. Removal. Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares of the Corporation, subject to the following: (i) no director may be removed (unless the entire Board is removed) when the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected; and (ii) when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 3.06. Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal office.

Section 3.07. Regular Meetings of the Board of Directors. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held following each annual meeting of shareholders as provided in Section 2.02 of the Bylaws and at such other times as the Board of Directors may by resolution determine. No notice of such regular meetings of the Board of Directors need be given.

Section 3.08.  Special Meetings.

         (A) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or, if the President is absent or unable or refuses to act, by any Vice-President or by any two directors.

         (B) Special meetings of the Board of Directors shall be held upon four
(4) days' written notice by mail or forty-eight (48) hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at the director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, then at the place where the meetings of the directors are regularly held.

         (C) Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States Mail, postage pre-paid. Any other written notice shall be deemed to have been given at the time when personally delivered to the recipient or delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such a system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.09. Waiver of Notice and Consent. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10. Notice of Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given before the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.11. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Except as otherwise provided in the Articles of Incorporation or Bylaws, or in the California General Corporation Law, every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum required for such meeting.

Section 3.12. Participation In Meetings By Conference Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such a meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

Section 3.13. Action Without Meeting. Any action under any provision of the California General Corporation Law required or permitted to be taken by the Board of Directors, may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.14. Fees and Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15. Qualification of Directors. No person shall be a member of the Board of Directors (A) who is an officer, director, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker for any other financial institution, lender, or bank holding company, or affiliate or subsidiary thereof, or (B) who has been or is the assignee or nominee of anyone who has any contract, arrangement or understanding with any other financial institution, lender, or bank holding company, or affiliate or subsidiary thereof, or with any officer, director, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker thereof, pursuant to which such person could be called upon to reveal or in any way utilize information obtained as a director, or will, directly or indirectly, attempt to effect or encourage any action, of the Corporation, or (C) who has attained the age of 75 years or older at the time of any notice of nomination pursuant to Article II, Section 2.05 of these Bylaws or their election as a director of the Corporation, whichever is sooner, or (D) who has not owned at least $10,000 in fair market value of the Corporation's Common Stock for at least one year prior to the date of any notice of nomination pursuant to Article II, Section 2.05 of these Bylaws or the person's election as a director, whichever is sooner. Subparagraph (D) of this Section 3.15 shall not apply to an individual hired by the Corporation's Board of Directors to be President and Chief Executive Officer of the Corporation until such time as that individual has been employed by the Corporation for a period of two years.

The Board of Directors of the Corporation or a committee thereof, shall make the determination whether any person who seeks to become a director complies with the provisions of this Section.


                Article IV. Committees of the Board of Directors

Section 4.01. Executive Committee. There shall be an Executive Committee composed of not less than three but not more than five directors, appointed by the Board of Directors annually or more often. When the Board is not in session the Executive Committee shall have all powers of the Board that may be lawfully delegated. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at a regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 4.02. Loan and Investment Committee. There shall be a Loan and Investment Committee composed of not less than three but not more than five directors, appointed by the Board of Directors annually or more often. The Loan and Investment Committee shall have power to: discount and purchase bills, notes and other evidences of debt; buy and sell bills of exchange; examine and approve loans and discounts; exercise authority regarding loans and discounts; ensure adherence to the investment policy of the Corporation as from time to time in effect and recommend amendments thereto; purchase and sell securities; exercise authority regarding investments; and to exercise, when the Board is not in session, all other powers of the Board regarding loans and investment securities that may be lawfully delegated. The Loan and Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at a regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 4.03. Audit and Compliance Committee. There shall be an Audit and Compliance Committee composed of not less than three but not more than five directors, exclusive of any active officers, appointed by the Board of Directors annually or more often. The duty of the Audit and Compliance Committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Corporation or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at a regular meeting thereafter. Such report shall state whether the Corporation is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable.

Section 4.04. Compensation and Stock Option Committee. There shall be a Compensation and Stock Option Committee composed of not less than three but not more than five directors, exclusive of any active officers, appointed by the Board of Directors annually or more often. The duty of the Compensation and Stock Option Committee shall be to: provide overall guidance with respect to the establishment, maintenance and administration of the Corporation's compensation programs and employee benefit plans including recommending to the Board of Directors compensation and benefit programs for directors; review and recommend to the Board of Directors the compensation, including salary, incentive compensation and other benefits, direct and indirect, for executive officers of the Corporation; review and approve the compensation, including salary, incentive compensation and other benefits, direct and indirect, for non-executive officers and employees of the Corporation; and to exercise, when the Board is not in session, all other powers of the Board regarding the foregoing matters that may be lawfully delegated. The Compensation and Stock Option Committee shall keep minutes of its meetings, and such minutes shall be submitted at a regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 4.05. Marketing and Community Reinvestment Act Committee. There shall be a Marketing and Community Reinvestment Act Committee ("Marketing & CRA Committee") composed of not less than three but not more than five directors, appointed by the Board of Directors annually or more often. The duty of the Marketing & CRA Committee shall be to review the marketing activities of the Corporation and review and supervise the Corporation's compliance with the Community Reinvestment Act; and to exercise, when the Board is not in session, all other powers of the Board regarding marketing and Community Reinvestment Act matters that may be lawfully delegated. The Marketing & CRA Committee shall keep minutes of its meetings, and such minutes shall be submitted at a regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 4.06 Additional Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board, and delegate to such committees any of the authority of the Board of Directors except with respect to:

         (A) the approval of any action for which the California General Corporation Law requires shareholders' approval or approval of the outstanding shares;

         (B) the filling of vacancies on the Board of Directors or on any committee;

         (C) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

         (D) the amendment or repeal of Bylaws or the adoption of new Bylaws;

         (E) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

         (F) a distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors;

         (G) the appointment of other committees of the Board of Directors or the members thereof.

Section 4.07 Committee Members and Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee for which he or she has been designated as an alternate member. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

Section 4.08 Actions by Committees. The provisions of Article III apply also to committees of the Board of Directors and action by the committees as though the provisions of Article III were set forth fully in this Article IV.


                               Article V. Officers

Section 5.01. Officers. The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary, a Chief Financial Officer, and such additional officers as may be elected or appointed in accordance with
Section 5.03 of these Bylaws. One person may hold two or more offices, including the offices of President and Secretary. The Corporation may also have the positions of Chairman of the Board and Vice Chairman of the Board.

Section 5.02. Elections. All officers of the Corporation, except such officers as may be appointed in accordance with Section 5.03, shall be chosen annually by the Board of Directors, and each shall hold office until the officer resigns or is removed or otherwise disqualified to serve, or until the officer's successor is chosen and qualified.

Section 5.03. Other Officers and Positions. The Board of Directors, at their discretion, may appoint, or empower the President to appoint, one or more additional Vice-Presidents, one or more assistant secretaries, one or more assistant financial officers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

Section 5.04.  Removal and Resignation.

         (A) Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the officer under the officer's contract of employment, if any.

         (B) Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, and shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 5.06. Chairman of the Board. The Chairman of the Board, if there is such a position, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be, from time to time, assigned to him or her by the Board of Directors or prescribed by the Bylaws. The Chairman of the Board, if there is such a position, shall be chosen by the Board of Directors.

Section 5.07. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there is such a position, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be, from time to time, assigned to him or her by the Board of Directors or prescribed by the Bylaws. The Vice Chairman of the Board, if there is such a position, shall be chosen by the Board of Directors.

Section 5.08. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board, if there are any such positions, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. The President shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or if there are no such positions, the President shall preside at all meetings of the Board of Directors. He or she shall be ex officio a member of all the standing committees (except those which exclude service by officers) and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. The President shall have power to call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the President shall deem proper; and to affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the Corporation, to sign certificates for shares of stock of the Corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

Section 5.09 President Pro Tem. If neither the Chairman of the Board, the Vice Chairman of the Board, the President, nor any Vice-President is present at any meeting of the Board of Directors, a president pro tem may be chosen by the directors present to preside and act at such meeting.

Section 5.10. Vice-Presidents. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice-Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them by the President, the Board of Directors, or the Bylaws.

Section 5.11.  Secretary.  The powers and duties of the Secretary are:
------------------------

         (A) To keep a book of minutes at the principal office of the Corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         (B) To keep the seal of the Corporation and to affix the same to all instruments which may require it.

         (C) To keep or cause to be kept at the principal office of the Corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         (D) To keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

         (E) To transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.6 hereof.

         (F) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice-President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the Corporation.

         (G) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

Section 5.12. Chief Financial Officer. The powers and duties of the Chief Financial Officer are:

         (A) To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         (B) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation and, at the Chief Financial Officer's discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depositary as may be designated from time to time by the Board of Directors.

         (C) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation.

         (D) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

         (E) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Corporation.

         (F) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.


 Article VI. Indemnification of Directors, Officers, Employees and Other Agents

Section 6.01      Indemnification of Directors, Officers and Employees.

(A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was an agent of the Corporation, to the fullest extent permitted by
Section 317 of the California General Corporation Law, as amended from time to time. The term "proceeding" and "agent" in the foregoing sentence shall have the meanings given to them in Section 317 of the California General Corporation Law, as amended from time to time.

(B) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnification hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

(C) This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the Corporation as defined in subdivision (a). The Corporation shall, and it hereby agrees to, indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law, as amended from time to time.

(D) Nothing in this section shall restrict the power of the Corporation to indemnify its agents under any provision of the California General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the Corporation, nor shall anything in this section authorize the Corporation to indemnify its agents in situations prohibited by the California General Corporation Law or other applicable law.

Section 6.02. Insurance. The Corporation may buy and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status, as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article, to the full extent provided by the California General Corporation Law.


     Article VII. Construction Of Bylaws With Reference To Provisions Of Law

Section 7.01. Definitions. Unless defined otherwise in these Bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

Section 7.02. Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 7.03. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in this
Article VII, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentence clauses or phrases is or are illegal.

                           Article VIII. Miscellaneous

Section 8.01. Annual Report to Shareholders. Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the Corporation (determined as provided in Section 605 of the California General Corporation
Law). At such time or times, if any, that the Corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

Section 8.02. Instruments in Writing. All checks, drafts, demands for money and notes of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the Corporation shall have power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.

Section 8.03. Fiscal Year. The fiscal year of this Corporation shall commence on January 1st and end on December 31st of each year.

Section 8.04. Shares Held by the Corporation. Shares in other corporations standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this Corporation by the President or any Vice-President, and the Secretary or any Assistant Secretary, or by any other officer of this Corporation authorized so to do by resolution of the Board of Directors, and such authority may be exercised by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 8.05. Authority to Execute Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsements thereof, executed or entered into between the Corporation and any other person, when signed by the President or any Vice-President, and the Secretary, any Assistant Secretary, the Chief Financial Officer or any assistant financial officer of the Corporation shall be valid and binding on the Corporation unless the other person knew that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 8.06. Certificates. There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice-Chairman of the Board or the President or a Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 8.07.  Employee Stock Purchase Plans.

         (A) The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement, providing for the issuance and sale, for such consideration as may be fixed, of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or parent thereof or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

         (B) Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, subject to provisions of Chapter 5 of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board.

Section 8.08. Amendments to Bylaws. Except as otherwise provided in the Articles of Incorporation or Section 3.02 of these Bylaws, these Bylaws, or any of them, may be altered, amended or repealed, and the new Bylaws may be made, (i) by the Board of Directors, or (ii) by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation. Any Bylaws made or altered by the shareholders may be altered or repealed by the Board of Directors or may be altered or repealed by the shareholders.